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BANKAMERICA CORPORATION AND SUBSIDIARIES
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS                                                      EXHIBIT 12(B)
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                                                                                         Year Ended December 31
                                                Nine Months Ended -----------------------------------------------------------
(Dollars in Millions)                          September 30, 1998       1997       1996         1995       1994        1993
----------------------------------------------------------------------------------------------------------------------------
Excluding Interest on Deposits
Income before taxes                                      $  6,177   $ 10,556    $  9,311     $ 8,377    $  7,010    $  6,047
Equity in undistributed losses (earnings)
  of unconsolidated subsidiaries                               13        (49)         (7)        (19)        (55)        (42)
Fixed charges:
  Interest expense (including capitalized interest and
    amortization of debt discount and
    appropriate issuance costs)                             7,048      8,219       7,082       6,354       4,572       2,735
  1/3 of net rent expense                                     249        302         282         275         250         241
                                                         --------   --------    --------    --------    --------    --------
    Total fixed charges                                     7,297      8,521       7,364       6,629       4,822       2,976
Preferred dividend requirements                                37        183         332         426         467         466
Earnings (excluding capitalized interest)                 $13,487   $ 19,026    $ 16,668    $ 14,987    $ 11,774    $  8,979
                                                         --------   --------    --------    --------    --------    --------
Fixed charges and preferred dividends                    $  7,334   $  8,704    $  7,696    $  7,055    $  5,289    $  3,442
                                                         --------   --------    --------    --------    --------    --------
Ratio of Earnings to Fixed Charges and
  Preferred Dividends                                        1.84       2.19        2.17        2.12        2.23        2.61
                                                         ========   ========    ========    ========    ========    ========
Including Interest on Deposits
Income before taxes                                      $  6,177   $ 10,556    $  9,311    $  8,377     $ 7,010    $  6,047
Equity in undistributed losses (earnings)
  of unconsolidated subsidiaries                               13        (49)         (7)        (19)        (55)        (42)
Fixed charges:
  Interest expense (including capitalized interest and
    amortization of debt discount and
    appropriate issuance costs)                            15,261     18,903      16,682      16,369      11,083       8,757
  1/3 of net rent expense                                     249        302         282         275         250         241
                                                         --------   --------    --------    --------    --------    --------
    Total fixed charges                                    15,510     19,205      16,964      16,644      11,333       8,998
Preferred dividend requirements                                37        183         332         426         467         466
Earnings (excluding capitalized interest)                 $21,700   $ 29,710    $ 26,268    $ 25,002    $ 18,285    $ 15,001
                                                         --------   --------    --------    --------    --------    --------
Fixed charges and preferred dividends                    $ 15,547   $ 19,388    $ 17,296    $ 17,070    $ 11,800    $  9,464
                                                         --------   --------    --------    --------    --------    --------
Ratio of Earnings to Fixed Charges and Preferred Dividends   1.40       1.53        1.52        1.46        1.55        1.59
                                                         ========   ========    ========    ========    ========    ========

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